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                                                                    Exhibit 22.1




                           SUBSIDIARIES OF REGISTRANT



                                            Jurisdiction of
         Name                                Incorporation
         ----                               ---------------

The Wurlitzer Company                            Delaware

Baldwin Trading Company                          Ohio

The Baldwin Piano Company                        Canada
     (Canada) Limited

Desarrollos Baldwin, S.A. de C.V.                Mexico

Fabricantes Tecnicos, S.A.                       Mexico

Servicios Baldwin, S.A.                          Mexico

Immobiliaria Baldwin, S.A.                       Mexico

Korean American Musical Instrument               Korea
   Corporation